Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Tim Sakahara
	SVP, Treasury Manager		AVP, Corporate Communications Manager
	(808) 544-3646		(808) 544-5125
	ian.tanaka@cpb.bank		tim.sakahara@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL REPORTS THIRD QUARTER EARNINGS OF $13.1 MILLION

•Net income of $13.1 million, or $0.49 per diluted share for the quarter.
•ROA of 0.70%, ROE of 10.95% and NIM of 2.88% for the quarter.
•Total loans of $5.51 billion decreased by $12.0 million in the third quarter.
•Ratio of nonperforming assets to total assets of 0.09% at September 30, 2023.
•Total deposits of $6.87 billion increased by $69.0 million in the third quarter. Total deposit cost was 1.08% in the third quarter.
•Solid liquidity position with $438.7 million in cash on balance sheet and $2.47 billion in total other liquidity sources, including available borrowing capacity and unpledged investment securities at September 30, 2023.
•Ratio of total available sources of liquidity to uninsured and uncollateralized deposits of 122% at September 30, 2023.
•Board of Directors approved quarterly cash dividend of $0.26 per share.

HONOLULU, HI, October 25, 2023 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), today reported net income of $13.1 million, or fully diluted earnings per share ("EPS") of $0.49 for the third quarter of 2023, compared to net income of $14.5 million, or EPS of $0.53 in the previous quarter and net income of $16.7 million, or EPS of $0.61 in the year-ago quarter.

Pre-provision net revenue ("PPNR"), or net income excluding provision for credit losses and income taxes, totaled $22.4 million in the third quarter of 2023, compared to PPNR of $23.3 million in the previous quarter and $23.0 million in the year-ago quarter.

"In the third quarter, Central Pacific continued our focus on maintaining strong liquidity and capital given the ongoing market uncertainties," said Arnold Martines, President and Chief Executive Officer. "We are pleased with our success in growing our deposit portfolio while managing our total deposit costs. Our asset quality remained strong, our loan portfolio is well-diversified and we continue to effectively manage our expenses. Finally, we remain committed to supporting the communities impacted by the Lahaina wildfires through financial and in-kind support to aid recovery efforts."

Earnings Highlights
Net interest income was $51.9 million for the third quarter of 2023, which decreased by $0.8 million, or 1.5% from the previous quarter, and decreased by $3.4 million, or 6.2% from the year-ago quarter. The sequential quarter decrease in net interest income was primarily due to higher average balances and rates paid on interest-bearing deposits, which outpaced the higher average yield earned on loans.

Central Pacific Financial Reports Third Quarter Earnings of $13.1 Million

Net interest margin ("NIM") was 2.88% for the third quarter of 2023, which decreased by 8 basis points ("bps") from the previous quarter and decreased by 29 bps from the year-ago quarter. The sequential quarter decrease in NIM was primarily due to higher average rates paid on deposits, which outpaced the higher average yield earned on loans.

The Company recorded a provision for credit losses of $4.9 million in the third quarter of 2023, compared to a provision of $4.3 million in the previous quarter and a provision of $0.4 million in the year-ago quarter. The provision in the third quarter consisted of a provision for credit losses on loans of $4.5 million and a provision for credit losses on off-balance sheet credit exposures of $0.4 million.

Other operating income totaled $10.0 million for the third quarter of 2023, compared to $10.4 million in the previous quarter and $9.6 million in the year-ago quarter. The decrease from the previous quarter was primarily due to lower income from bank-owned life insurance of $0.8 million, partially offset by higher other service charges and fees of $0.2 million and higher income from fiduciary activities of $0.2 million.

Other operating expense totaled $39.6 million for the third quarter of 2023, compared to $39.9 million in the previous quarter and $42.0 million in the year-ago quarter. Lower salaries and employee benefits of $1.8 million was partially offset by higher net occupancy of $0.4 million, higher directors' deferred compensation plan expense (included in other) of $0.3 million, higher armored car expense (included in other) of $0.2 million, and a net loss on sale of loans (included in other) of $0.2 million.

The efficiency ratio was 63.91% for the third quarter of 2023, compared to 63.17% in the previous quarter and 64.62% in the year-ago quarter.

The effective tax rate was 24.9% for the third quarter of 2023, compared to 23.6% in the previous quarter and 26.2% in the year-ago quarter.

Balance Sheet Highlights
Total assets of $7.64 billion at September 30, 2023 increased by $70.3 million, or 0.9% from $7.57 billion at June 30, 2023, and increased by $300.3 million, or 4.1% from $7.34 billion at September 30, 2022. The Company had $438.7 million in cash on its balance sheet and $2.47 billion in total other liquidity sources, including available borrowing capacity and unpledged investment securities at September 30, 2023. Total available sources of liquidity as a percentage of uninsured and uncollateralized deposits was 122% at September 30, 2023.

Total loans, net of deferred fees and costs, of $5.51 billion at September 30, 2023 decreased by $12.0 million, or 0.2% from $5.52 billion at June 30, 2023, and increased by $86.5 million, or 1.6% from $5.42 billion at September 30, 2022. Average yields earned on loans during the third quarter of 2023 was 4.49%, compared to 4.37% in the previous quarter and 3.84% in the year-ago quarter.

Total deposits of $6.87 billion at September 30, 2023 increased by $69.0 million or 1.0% from $6.81 billion at June 30, 2023, and increased by $318.3 million, or 4.9% from $6.56 billion at September 30, 2022. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $5.99 billion at September 30, 2023, and increased by $8.6 million, or 0.1% from $5.98 billion at June 30, 2023. Average rates paid on total deposits during the third quarter of 2023 was 1.08%, compared to 0.84% in the previous quarter and 0.14% in the year-ago quarter. At September 30, 2023, approximately 65% of the Company's total deposits were FDIC-insured or fully collateralized.

Asset Quality
Nonperforming assets totaled $6.7 million, or 0.09% of total assets at September 30, 2023, compared to $11.1 million, or 0.15% of total assets at June 30, 2023 and $4.2 million, or 0.06% of total assets at September 30, 2022. The decline in nonperforming assets from the previous quarter was primarily attributable to two Hawaii construction loans to a single borrower totaling $4.9 million that were paid off in full.

Net charge-offs totaled $3.9 million in the third quarter of 2023, compared to net charge-offs of $3.4 million in the previous quarter, and net charge-offs of $1.6 million in the year-ago quarter. Annualized net charge-offs as a percentage of average loans was 0.28%, 0.24% and 0.12% during the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively.

The allowance for credit losses, as a percentage of total loans was 1.17% at September 30, 2023, compared to 1.16% at June 30, 2023, and 1.19% at September 30, 2022.

Central Pacific Financial Reports Third Quarter Earnings of $13.1 Million

Capital
Total shareholders' equity was $468.6 million at September 30, 2023, compared to $476.3 million and $438.5 million at June 30, 2023 and September 30, 2022, respectively.

During the third quarter of 2023, the Company repurchased 4,500 shares of common stock, at a total cost of $0.1 million, or an average cost per share of $16.07. During the nine months ended September 30, 2023, the Company repurchased 130,010 shares of common stock, at a total cost of $2.6 million, or an average cost per share of $20.24. As of September 30, 2023, $23.4 million in share repurchase authorization remained available under the Company's share repurchase program.

The Company's leverage, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 capital ratios were 8.7%, 11.9%, 14.1%, and 11.0%, respectively, at September 30, 2023, compared to 8.7%, 11.8%, 13.9%, and 10.9%, respectively, at June 30, 2023.

On October 24, 2023, the Company's Board of Directors declared a quarterly cash dividend of $0.26 per share on its outstanding common shares. The dividend will be payable on December 15, 2023 to shareholders of record at the close of business on November 30, 2023.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-888-510-2553 (access code: 9816541). A playback of the call will be available through November 24, 2023 by dialing 1-800-770-2030 (access code: 9816541) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.64 billion in assets as of September 30, 2023. Central Pacific Bank, its primary subsidiary, operates 27 branches and 58 ATMs in the State of Hawaii. For additional information, please visit the Company's website at http://www.cpb.bank.

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Central Pacific Financial Reports Third Quarter Earnings of $13.1 Million

Forward-Looking Statements ("FLS")
This document may contain FLS concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believe," "plan," "anticipate," "expect," "intend," "forecast," "hope," "target," "continue," "remain," "estimate," "will," "should," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements.

While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of inflation and rising interest rates; the adverse effects of recent bank failures and the potential impact of such developments on customer confidence, deposit behavior, liquidity and regulatory responses thereto; the adverse effects of the COVID-19 pandemic virus (and ongoing pandemic variants) on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees; supply chain disruptions; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to achieve the objectives of our RISE2020 initiative; our ability to successfully implement and achieve the objectives of our Banking-as-a-Service ("BaaS") initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic viruses and diseases) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to, or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); securities market and monetary fluctuations, including the replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index and uncertainties regarding potential alternative reference rates, including the Secured Overnight Financing Rate ("SOFR"); negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; cybersecurity and data privacy breaches and the consequence therefrom; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board ("PCAOB"), the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Nine Months Ended
(Dollars in thousands,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
except for per share amounts)	2023	2023	2023	2022	2022	2023	2022
CONDENSED INCOME STATEMENT
Net interest income	$51,928	$52,734	$54,196	$56,285	$55,365	$158,858	$159,278
Provision (credit) for credit losses	4,874	4,319	1,852	571	362	11,045	(1,844)
Total other operating income	10,047	10,435	11,009	11,601	9,629	31,491	36,318
Total other operating expense	39,611	39,903	42,107	40,434	41,998	121,621	125,552
Income tax expense	4,349	4,472	5,059	6,700	5,919	13,880	18,141
Net income	13,141	14,475	16,187	20,181	16,715	43,803	53,747
Basic earnings per share	$0.49	$0.54	$0.60	$0.74	$0.61	$1.62	$1.96
Diluted earnings per share	0.49	0.53	0.60	0.74	0.61	1.62	1.94
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	0.78	0.78

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	0.70%	0.78%	0.87%	1.09%	0.91%	0.78%	0.98%
Return on average shareholders’ equity (ROE) [1]	10.95	12.12	13.97	18.30	14.49	12.33	14.62
Average shareholders’ equity to average assets	6.39	6.40	6.23	5.97	6.30	6.34	6.69
Efficiency ratio [2]	63.91	63.17	64.58	59.56	64.62	63.89	64.19
Net interest margin (NIM) [1]	2.88	2.96	3.08	3.17	3.17	2.98	3.06
Dividend payout ratio [3]	53.06	49.06	43.33	35.14	42.62	48.15	40.21

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,507,248	$5,543,398	$5,525,988	$5,498,800	$5,355,088	$5,525,476	$5,231,098
Average interest-earning assets	7,199,866	7,155,606	7,112,377	7,103,841	6,991,773	7,156,270	6,969,326
Average assets	7,510,537	7,463,629	7,443,767	7,389,712	7,320,751	7,472,890	7,323,596
Average deposits	6,738,071	6,674,650	6,655,660	6,673,922	6,535,321	6,689,762	6,580,502
Average interest-bearing liabilities	4,999,820	4,908,120	4,820,660	4,708,045	4,538,893	4,910,190	4,470,461
Average shareholders’ equity	480,118	477,711	463,556	441,084	461,328	473,856	490,140

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[2] Efficiency ratio is defined as total other operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2023	2023	2023	2022	2022
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage ratio	8.7%	8.7%	8.6%	8.5%	8.7%
Tier 1 risk-based capital ratio	11.9	11.8	11.5	11.3	11.5
Total risk-based capital ratio	14.1	13.9	13.6	13.5	13.7
Common equity tier 1 capital ratio	11.0	10.9	10.6	10.5	10.6
Central Pacific Bank
Leverage ratio	9.1	9.1	9.0	9.0	9.1
Tier 1 risk-based capital ratio	12.4	12.3	12.0	11.9	12.2
Total risk-based capital ratio	13.7	13.5	13.2	13.1	13.4
Common equity tier 1 capital ratio	12.4	12.3	12.0	11.9	12.2

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(dollars in thousands, except for per share amounts)	2023	2023	2023	2022	2022
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,508,710	$5,520,683	$5,557,397	$5,555,466	$5,422,212
Total assets	7,637,924	7,567,592	7,521,247	7,432,763	7,337,631
Total deposits	6,874,745	6,805,737	6,746,968	6,736,223	6,556,434
Long-term debt	156,041	155,981	155,920	105,859	105,799
Total shareholders’ equity	468,598	476,279	470,926	452,871	438,468
Total shareholders’ equity to total assets	6.14%	6.29%	6.26%	6.09%	5.98%

ASSET QUALITY
Allowance for credit losses (ACL)	$64,517	$63,849	$63,099	$63,738	$64,382
Nonaccrual loans	6,652	11,061	5,313	5,251	4,220
Non-performing assets (NPA)	6,652	11,061	5,313	5,251	4,220
Ratio of ACL to total loans	1.17%	1.16%	1.14%	1.15%	1.19%
Ratio of NPA to total assets	0.09%	0.15%	0.07%	0.07%	0.06%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$17.33	$17.61	$17.44	$16.76	$16.08
Closing market price per common share	16.68	15.71	17.90	20.28	20.69

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands, except share data)	2023	2023	2023	2022	2022
ASSETS
Cash and due from financial institutions	$108,818	$129,071	$108,535	$97,150	$116,365
Interest-bearing deposits in other financial institutions	329,913	181,913	90,247	14,894	22,332
Investment securities:
Available-for-sale debt securities, at fair value	625,253	664,071	687,188	671,794	686,681
Held-to-maturity debt securities, at amortized cost; fair value of: $531,887 at September 30, 2023, $581,222 at June 30, 2023, $599,300 at March 31, 2023, $596,780 at December 31, 2022, and $590,880 at September 30, 2022	640,053	649,946	658,596	664,883	662,827
Total investment securities	1,265,306	1,314,017	1,345,784	1,336,677	1,349,508
Loans held for sale, at fair value	—	2,593	—	1,105	1,701
Loans, net of deferred fees and costs	5,508,710	5,520,683	5,557,397	5,555,466	5,422,212
Less: allowance for credit losses	64,517	63,849	63,099	63,738	64,382
Loans, net of allowance for credit losses	5,444,193	5,456,834	5,494,298	5,491,728	5,357,830
Premises and equipment, net	97,378	96,479	93,761	91,634	89,979
Accrued interest receivable	21,529	20,463	20,473	20,345	18,134
Investment in unconsolidated entities	42,523	45,218	45,953	46,641	36,769
Mortgage servicing rights	8,797	8,843	8,943	9,074	9,216
Bank-owned life insurance	168,543	168,136	168,244	167,967	167,761
Federal Home Loan Bank of Des Moines ("FHLB") stock	10,995	10,960	11,960	9,146	13,546
Right-of-use lease assets	32,294	33,247	34,237	34,985	35,978
Other assets	107,635	99,818	98,812	111,417	118,512
Total assets	$7,637,924	$7,567,592	$7,521,247	$7,432,763	$7,337,631
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,969,523	$2,009,387	$2,028,087	$2,092,823	$2,138,083
Interest-bearing demand	1,345,843	1,359,978	1,386,913	1,453,167	1,441,302
Savings and money market	2,209,550	2,184,652	2,184,675	2,199,028	2,194,991
Time	1,349,829	1,251,720	1,147,293	991,205	782,058
Total deposits	6,874,745	6,805,737	6,746,968	6,736,223	6,556,434
FHLB advances and other short-term borrowings	—	—	25,000	5,000	115,000
Long-term debt, net of unamortized debt issuance costs of: $506 at September 30, 2023, $566 at June 30, 2023, $627 at March 31, 2023, $688 at December 31, 2022 and $748 at September 30, 2022	156,041	155,981	155,920	105,859	105,799
Lease liabilities	33,186	34,111	35,076	35,889	36,941
Other liabilities	105,354	95,484	87,357	96,921	84,989
Total liabilities	7,169,326	7,091,313	7,050,321	6,979,892	6,899,163
EQUITY
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022, and September 30, 2022	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 27,043,169 at September 30, 2023, 27,045,792 at June 30, 2023, 27,005,545 at March 31, 2023, 27,025,070 at December 31, 2022, and 27,262,879 at September 30, 2022	405,439	405,511	405,866	408,071	412,994
Additional paid-in capital	102,550	101,997	101,188	101,346	100,426
Retained earnings	110,156	104,046	96,600	87,438	74,301
Accumulated other comprehensive loss	(149,547)	(135,275)	(132,728)	(143,984)	(149,253)
Total shareholders' equity	468,598	476,279	470,926	452,871	438,468
Total liabilities and equity	$7,637,924	$7,567,592	$7,521,247	$7,432,763	$7,337,631

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
(Dollars in thousands, except per share data)	2023	2023	2023	2022	2022	2023	2022
Interest income:
Interest and fees on loans	$62,162	$60,455	$58,269	$56,682	$51,686	$180,886	$143,598
Interest and dividends on investment securities:
Taxable investment securities	7,016	7,145	7,336	7,104	6,933	21,497	20,937
Tax-exempt investment securities	709	727	790	776	805	2,226	2,428
Dividends on investment securities	—	—	—	—	—	—	21
Interest on deposits in other financial institutions	2,412	877	277	370	107	3,566	370
Dividend income on FHLB stock	113	120	136	105	138	369	265
Total interest income	72,412	69,324	66,808	65,037	59,669	208,544	167,619
Interest expense:
Interest on deposits:
Demand	460	411	363	333	217	1,234	473
Savings and money market	6,464	4,670	3,386	2,488	1,054	14,520	1,700
Time	11,268	8,932	6,264	4,063	1,092	26,464	2,051
Interest on short-term borrowings	—	378	761	393	660	1,139	662
Interest on long-term debt	2,292	2,199	1,838	1,475	1,281	6,329	3,455
Total interest expense	20,484	16,590	12,612	8,752	4,304	49,686	8,341
Net interest income	51,928	52,734	54,196	56,285	55,365	158,858	159,278
Provision (credit) for credit losses	4,874	4,319	1,852	571	362	11,045	(1,844)
Net interest income after provision (credit) for credit losses	47,054	48,415	52,344	55,714	55,003	147,813	161,122
Other operating income:
Mortgage banking income	765	690	526	667	831	1,981	3,143
Service charges on deposit accounts	2,193	2,137	2,111	2,172	2,138	6,441	6,025
Other service charges and fees	5,203	4,994	4,985	4,972	4,955	15,182	14,053
Income from fiduciary activities	1,234	1,068	1,321	1,058	1,165	3,623	3,507
Net (loss) gain on sales of investment securities	(135)	—	—	—	—	(135)	8,506
Income from bank-owned life insurance	379	1,185	1,291	2,187	167	2,855	(322)
Other	408	361	775	545	373	1,544	1,406
Total other operating income	10,047	10,435	11,009	11,601	9,629	31,491	36,318
Other operating expense:
Salaries and employee benefits	19,015	20,848	22,023	22,692	22,778	61,886	66,089
Net occupancy	4,725	4,310	4,474	3,998	4,743	13,509	12,965
Equipment	1,112	932	946	996	1,085	2,990	3,242
Communication	809	791	778	696	712	2,378	2,262
Legal and professional services	2,359	2,469	2,886	2,677	2,573	7,714	8,115
Computer software	4,473	4,621	4,606	3,996	4,138	13,700	10,844
Advertising	968	942	933	701	1,150	2,843	3,450
Other	6,150	4,990	5,461	4,678	4,819	16,601	18,585
Total other operating expense	39,611	39,903	42,107	40,434	41,998	121,621	125,552
Income before income taxes	17,490	18,947	21,246	26,881	22,634	57,683	71,888
Income tax expense	4,349	4,472	5,059	6,700	5,919	13,880	18,141
Net income	$13,141	$14,475	$16,187	$20,181	$16,715	$43,803	$53,747
Per common share data:
Basic earnings per share	$0.49	$0.54	$0.60	$0.74	$0.61	$1.62	$1.96
Diluted earnings per share	0.49	0.53	0.60	0.74	0.61	1.62	1.94
Cash dividends declared	0.26	0.26	0.26	0.26	0.26	0.78	0.78
Basic weighted average shares outstanding	27,042,762	27,024,043	26,999,138	27,134,970	27,356,614	27,022,141	27,487,237
Diluted weighted average shares outstanding	27,079,484	27,071,478	27,122,012	27,303,249	27,501,212	27,081,541	27,666,197

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$177,780	5.38%	$2,412	$69,189	5.08%	$877	$19,802	2.14%	$107
Investment securities:
Taxable	1,354,039	2.07	7,016	1,379,319	2.07	7,145	1,445,781	1.92	6,934
Tax-exempt [1]	149,824	2.40	897	151,979	2.42	920	158,052	2.57	1,018
Total investment securities	1,503,863	2.10	7,913	1,531,298	2.11	8,065	1,603,833	1.98	7,952
Loans, including loans held for sale	5,507,248	4.49	62,162	5,543,398	4.37	60,455	5,355,088	3.84	51,686
FHLB stock	10,975	4.09	113	11,721	4.10	120	13,050	4.23	138
Total interest-earning assets	7,199,866	4.01	72,600	7,155,606	3.89	69,517	6,991,773	3.41	59,883
Noninterest-earning assets	310,671			308,023			328,978
Total assets	$7,510,537			$7,463,629			$7,320,751

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,339,294	0.14%	$460	$1,367,878	0.12%	$411	$1,450,434	0.06%	$217
Savings and money market deposits	2,209,835	1.16	6,464	2,172,680	0.86	4,670	2,208,037	0.19	1,054
Time deposits up to $250,000	449,844	3.38	3,827	390,961	2.98	2,907	228,707	0.42	245
Time deposits over $250,000	844,842	3.49	7,441	790,864	3.06	6,025	443,178	0.76	847
Total interest-bearing deposits	4,843,815	1.49	18,192	4,722,383	1.19	14,013	4,330,356	0.22	2,363
FHLB advances and other short-term borrowings	—	—	—	29,791	5.09	378	102,777	2.55	660
Long-term debt	156,005	5.83	2,292	155,946	5.65	2,199	105,760	4.80	1,281
Total interest-bearing liabilities	4,999,820	1.63	20,484	4,908,120	1.36	16,590	4,538,893	0.38	4,304
Noninterest-bearing deposits	1,894,256			1,952,267			2,204,965
Other liabilities	136,343			125,531			115,565
Total liabilities	7,030,419			6,985,918			6,859,423
Shareholders’ equity	480,118			477,711			461,328
Non-controlling interest	—			—			—
Total equity	480,118			477,711			461,328
Total liabilities and equity	$7,510,537			$7,463,629			$7,320,751

Net interest income			$52,116			$52,927			$55,579

Interest rate spread		2.38%			2.53%			3.03%

Net interest margin		2.88%			2.96%			3.17%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Nine Months Ended			Nine Months Ended
	September 30, 2023			September 30, 2022
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$91,202	5.23%	$3,566	$94,076	0.53%	$370
Investment securities:
Taxable	1,376,294	2.08	21,497	1,473,989	1.90	20,958
Tax-exempt [1]	151,611	2.48	2,818	160,144	2.56	3,073
Total investment securities	1,527,905	2.12	24,315	1,634,133	1.96	24,031
Loans, including loans held for sale	5,525,476	4.37	180,886	5,231,098	3.67	143,598
FHLB stock	11,687	4.21	369	10,019	3.53	265
Total interest-earning assets	7,156,270	3.90	209,136	6,969,326	3.22	168,264
Noninterest-earning assets	316,620			354,270
Total assets	$7,472,890			$7,323,596

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,373,831	0.12%	$1,234	$1,437,034	0.04%	$473
Savings and money market deposits	2,188,585	0.89	14,520	2,208,449	0.10	1,700
Time deposits up to $250,000	394,464	2.92	8,604	223,343	0.33	548
Time deposits over $250,000	775,615	3.08	17,860	461,180	0.44	1,503
Total interest-bearing deposits	4,732,495	1.19	42,218	4,330,006	0.13	4,224
FHLB advances and other short-term borrowings	31,182	4.88	1,139	34,756	2.55	662
Long-term debt	146,513	5.78	6,329	105,699	4.37	3,455
Total interest-bearing liabilities	4,910,190	1.35	49,686	4,470,461	0.25	8,341
Noninterest-bearing deposits	1,957,267			2,250,496
Other liabilities	131,577			112,478
Total liabilities	6,999,034			6,833,435
Shareholders’ equity	473,856			490,140
Non-controlling interest	—			21
Total equity	473,856			490,161
Total liabilities and equity	$7,472,890			$7,323,596

Net interest income			$159,450			$159,923

Interest rate spread		2.55%			2.97%

Net interest margin		2.98%			3.06%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 6

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2023	2023	2023	2022	2022
HAWAII:
Commercial and industrial:
Small Business Administration Paycheck Protection Program ("SBA PPP")	$1,410	$1,565	$1,821	$2,555	$5,208
Other	405,023	373,036	375,158	383,665	358,805
Real estate:
Construction	174,057	168,012	154,303	150,208	138,724
Residential mortgage	1,930,740	1,942,906	1,941,230	1,940,999	1,923,068
Home equity	753,980	750,760	743,908	739,380	719,399
Commercial mortgage	1,045,625	1,037,826	1,030,086	1,029,708	1,002,874
Consumer	338,248	327,790	342,922	346,789	347,388
Total loans, net of deferred fees and costs	4,649,083	4,601,895	4,589,428	4,593,304	4,495,466
Less: Allowance for credit losses	48,105	44,828	44,062	45,169	47,814
Loans, net of allowance for credit losses	$4,600,978	$4,557,067	$4,545,366	$4,548,135	$4,447,652

U.S. MAINLAND: [1]
Commercial and industrial:
Other	157,373	170,557	179,906	160,282	158,474
Real estate:
Construction	37,455	32,807	27,171	16,515	12,872
Commercial mortgage	319,802	329,736	331,546	333,367	332,872
Consumer	344,997	385,688	429,346	451,998	422,528
Total loans, net of deferred fees and costs	859,627	918,788	967,969	962,162	926,746
Less: Allowance for credit losses	16,412	19,021	19,037	18,569	16,568
Loans, net of allowance for credit losses	$843,215	$899,767	$948,932	$943,593	$910,178

TOTAL:
Commercial and industrial:
SBA PPP	$1,410	$1,565	$1,821	$2,555	$5,208
Other	562,396	543,593	555,064	543,947	517,279
Real estate:
Construction	211,512	200,819	181,474	166,723	151,596
Residential mortgage	1,930,740	1,942,906	1,941,230	1,940,999	1,923,068
Home equity	753,980	750,760	743,908	739,380	719,399
Commercial mortgage	1,365,427	1,367,562	1,361,632	1,363,075	1,335,746
Consumer	683,245	713,478	772,268	798,787	769,916
Total loans, net of deferred fees and costs	5,508,710	5,520,683	5,557,397	5,555,466	5,422,212
Less: Allowance for credit losses	64,517	63,849	63,099	63,738	64,382
Loans, net of allowance for credit losses	$5,444,193	$5,456,834	$5,494,298	$5,491,728	$5,357,830

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2023	2023	2023	2022	2022
Noninterest-bearing demand deposits	$1,969,523	$2,009,387	$2,028,087	$2,092,823	$2,138,083
Interest-bearing demand deposits	1,345,843	1,359,978	1,386,913	1,453,167	1,441,302
Savings and money market deposits	2,209,550	2,184,652	2,184,675	2,199,028	2,194,991
Time deposits up to $250,000	465,543	427,864	372,150	330,148	261,961
Core deposits	5,990,459	5,981,881	5,971,825	6,075,166	6,036,337

Government time deposits	400,130	383,426	360,501	290,057	195,057
Other time deposits greater than $250,000	484,156	440,430	414,642	371,000	325,040
Total time deposits greater than $250,000	884,286	823,856	775,143	661,057	520,097
Total deposits	$6,874,745	$6,805,737	$6,746,968	$6,736,223	$6,556,434

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets and Accruing Loans 90+ Days Past Due
(Unaudited)	TABLE 8

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2023	2023	2023	2022	2022
Nonaccrual loans:
Commercial and industrial:
Other	$352	$319	$264	$297	$277
Real estate:
Construction	—	4,851	—	—	—
Residential mortgage	4,949	4,385	3,445	3,808	2,771
Home equity	677	797	712	570	584
Commercial mortgage	77	77	77	—	—
Consumer	597	632	815	576	588
Total nonaccrual loans	6,652	11,061	5,313	5,251	4,220
Other real estate owned ("OREO")	—	—	—	—	—
Total nonperforming assets ("NPAs")	6,652	11,061	5,313	5,251	4,220
Accruing loans 90+ days past due:
Commercial and industrial:
SBA PPP	—	—	—	13	—
Other	—	—	—	26	669
Real estate:
Residential mortgage	794	959	—	559	503
Home equity	—	133	—	—	—
Consumer	2,120	2,207	1,908	1,240	623
Total accruing loans 90+ days past due	2,914	3,299	1,908	1,838	1,795
Total NPAs and accruing loans 90+ days past due	$9,566	$14,360	$7,221	$7,089	$6,015

Ratio of total nonaccrual loans to total loans	0.12%	0.20%	0.10%	0.09%	0.08%
Ratio of total NPAs to total loans and OREO	0.12%	0.20%	0.10%	0.09%	0.08%
Ratio of total NPAs and accruing loans 90+ days past due to total loans and OREO	0.17%	0.26%	0.13%	0.13%	0.11%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$11,061	$5,313	$5,251	$4,220	$4,983
Additions	2,311	7,105	1,609	2,162	1,072
Reductions:
Payments	(5,718)	(290)	(505)	(198)	(329)
Return to accrual status	(207)	(212)	(14)	(44)	(616)
Net charge-offs, valuation and other adjustments	(795)	(855)	(1,028)	(889)	(890)
Total reductions	(6,720)	(1,357)	(1,547)	(1,131)	(1,835)
Balance at end of quarter	$6,652	$11,061	$5,313	$5,251	$4,220

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
(Dollars in thousands)	2023	2023	2023	2022	2022	2023	2022
Allowance for credit losses:
Balance at beginning of period	$63,849	$63,099	$63,738	$64,382	$65,211	$63,738	$68,097

Provision (credit) for credit losses on loans	4,526	4,135	1,615	1,032	731	10,276	(744)

Charge-offs:
Commercial and industrial:
Other	402	362	779	678	550	1,543	1,291
Consumer	4,710	3,873	2,686	1,881	1,912	11,269	4,518
Total charge-offs	5,112	4,235	3,465	2,559	2,462	12,812	5,809

Recoveries:
Commercial and industrial:
Other	261	125	250	210	220	636	785
Real estate:
Construction	1	—	—	—	14	1	76
Residential mortgage	10	7	53	133	14	70	162
Home equity	—	15	—	—	36	15	36
Consumer	982	703	908	540	618	2,593	1,779
Total recoveries	1,254	850	1,211	883	902	3,315	2,838
Net charge-offs	3,858	3,385	2,254	1,676	1,560	9,497	2,971
Balance at end of period	$64,517	$63,849	$63,099	$63,738	$64,382	$64,517	$64,382

Average loans, net of deferred fees and costs	$5,507,248	$5,543,398	$5,525,988	$5,498,800	$5,355,088	$5,525,476	$5,231,098
Ratio of annualized net charge-offs to average loans	0.28%	0.24%	0.16%	0.12%	0.12%	0.23%	0.08%
Ratio of ACL to total loans	1.17%	1.16%	1.14%	1.15%	1.19%	1.17%	1.19%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

The Company uses certain non-GAAP financial measures in addition to our GAAP results to provide useful information for evaluating our cash operating performance, ability to service debt, compliance with debt covenants and measurement against competitors. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be comparable to similarly entitled measures reported by other companies.

The Company believes that pre-provision net revenue ("PPNR"), a non-GAAP financial measure, is useful as a tool to help evaluate the ability to provide for credit costs through operations. The following tables set forth a reconciliation of our PPNR and our PPNR to average assets for each of the periods indicated:

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
(Dollars in thousands)	2023	2023	2023	2022	2022	2023	2022
Net income	$13,141	$14,475	$16,187	$20,181	$16,715	$43,803	$53,747
Add: Income tax expense	4,349	4,472	5,059	6,700	5,919	13,880	18,141
Pre-tax income	17,490	18,947	21,246	26,881	22,634	57,683	71,888
Add: Provision (credit) for credit losses	4,874	4,319	1,852	571	362	11,045	(1,844)
PPNR	$22,364	$23,266	$23,098	$27,452	$22,996	$68,728	$70,044

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
(Dollars in thousands)	2023	2023	2023	2022	2022	2023	2022
Net income	$13,141	$14,475	$16,187	$20,181	$16,715	$43,803	$53,747
Net income (annualized)	52,564	57,900	64,748	80,724	66,860	58,404	71,663
PPNR	22,364	23,266	23,098	27,452	22,996	68,728	70,044
PPNR (annualized)	89,456	93,064	92,392	109,808	91,984	91,637	93,392
Average assets	7,510,537	7,463,629	7,443,767	7,389,712	7,320,751	7,472,890	7,323,596
Return on average assets ("ROA")	0.70%	0.78%	0.87%	1.09%	0.91%	0.78%	0.98%
PPNR to average assets	1.19%	1.25%	1.24%	1.49%	1.26%	1.23%	1.28%